Exhibit 99.2

Filed by McDATA Corporation Pursuant to Rule 425

Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: McDATA Corporation

Commission File No.: 000-31257

Brocade Contacts
Investor Relations	Media Relations
Shirley Stacy	Leslie Davis
408-333-5752	408-333-5260
sstacy@brocade.com	lmdavis@brocade.com

McDATA Contacts
Investor Relations	Media Relations
Renee Lyall	Jil Backstrom
408-567-5815	720-558-4774
renee.lyall@McDATA.com	press.release@McDATA.com

BROCADE COMMUNICATIONS SYSTEMS, INC. TO ACQUIRE MCDATA

CORPORATION

•	Transaction expected to be accretive with annual synergies of approximately $100 million

•	Creates broader range of solutions and services that protect and extend customers’ existing investments in SAN infrastructure

•	Accelerates the pace of innovation to deliver next generation solutions to address customers’ information management challenges

•	Benefits OEM partners by reducing operational costs, accelerating investment in differentiated solutions to jointly develop new markets, and deliver higher levels of support and service

SAN JOSE, Calif. and BROOMFIELD, Co.—August 8, 2006— Brocade (Nasdaq: BRCD) and McDATA (Nasdaq: MCDTA/MCDT) today announced that they have entered into a definitive agreement whereby Brocade will acquire McDATA in an all stock transaction. Under the terms of the agreement, McDATA stockholders will receive 0.75 shares of Brocade common stock for each share of McDATA

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class A common stock and each share of McDATA class B common stock they hold. Based on Brocade’s closing stock price on August 7, 2006, the transaction is valued at approximately $4.61 per McDATA share, or approximately $713 million. Upon completion of the transaction, McDATA stockholders will own approximately 30 percent of Brocade. The transaction is expected to be tax-free to McDATA stockholders.

Michael Klayko, Brocade CEO, said, “Today marks an important milestone in Brocade’s continued success as a strategic provider to the enterprise customer. This combination will accelerate the pace of innovation, enable us to build stronger relationships with our customers and partners, and provide greater scale and efficiencies to accelerate our growth. We believe this is a strategic combination that will benefit our customers and create value for our combined stockholders.”

“The acquisition of McDATA will build on Brocade’s vision for the next generation data center, leveraging Brocade’s product innovation and operational discipline. The combined company will accelerate innovation and the delivery of a diverse set of compelling and cost-effective solutions to customers, while preserving investment protection, simplifying administration and management, and delivering greater interoperability. These capabilities will enable us to compete more effectively and address the challenges and opportunities for significant growth in a dynamic and changing market,” added Mr. Klayko.

“We believe this combination is a win for our customers and our investors,” said John Kelley, McDATA chairman, president and CEO. “For our customers, it provides the investment protection and a clear path to next generation data center products and technologies. For our stockholders, it presents an attractive premium and the ability to participate in the combined company’s future value creation potential.”

The transaction is expected to be accretive to Brocade, on a non-GAAP EPS basis, by the fourth quarter of combined operations. This combination is expected to generate annual synergies of approximately $100 million, coming from both headcount and non-headcount related expenses, by the fourth quarter of combined operations.

The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to be completed as soon as Brocade’s first fiscal quarter of 2007, subject to obtaining approval from both Brocade and McDATA stockholders and regulatory approvals and certain other closing conditions. Termination fees are also payable by McDATA and Brocade under certain conditions. Following the closing, Brocade’s executive management team will continue to serve in their current roles. John Kelley, McDATA CEO, will serve as an advisor to Brocade. Brocade will retain its name and corporate headquarters in San Jose, California, and McDATA will become a wholly-owned subsidiary of Brocade. Two McDATA directors are expected to join the Brocade board of directors upon closing.

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Brocade also announced that it continues to be committed to its existing stock repurchase plan. At the end of the third quarter of fiscal 2006, Brocade had $47.3 million remaining under its previous stock repurchase authorization. Brocade’s ability to execute on the buyback in the near term will be subject to limitations under federal securities laws related to this pending transaction. Following the closing of the transaction, the Company intends to address any excess liquidity.

Prior to the closing, Brocade and McDATA will operate as separate businesses.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as legal counsel to Brocade, and Morgan Stanley & Co. Incorporated is acting as its financial advisor. Weil, Gotshal & Manges LLP is acting as legal counsel to McDATA, and Credit Suisse is acting as its financial advisor.

In a separate announcement today, Brocade also announced preliminary third quarter fiscal 2006 results. For more information, please see Brocade’s press release titled, “Brocade Announces Preliminary Third Quarter Fiscal 2006 Results”.

In a separate announcement today, McDATA also announced preliminary second quarter fiscal 2006 results. For more information, please see McDATA’s press release titled, “McDATA Announces Preliminary Second Quarter Fiscal Year 2006 Financial Results”.

CONFERENCE CALL

The management teams of Brocade and McDATA will be holding a conference call to discuss the transaction today Tuesday, August 8, 2006 at 5:00 a.m. PT (8:00 a.m. ET). To access the conference call dial (888) 285-1227 or (706) 645-9693, passcode: 4279110. The call will be simultaneously audio webcast live via the Internet at www.brocade.com/investors. A telephone and webcast replay of the conference call will be available once a transcript of the conference call is filed with the SEC. This is expected to be approximately four hours after the conference call concludes or 10:00 a.m. PT (1:00 p.m. ET). To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 4279110. The webcast replay of the conference call will be available via webcast at www.brocade.com/investors for approximately three months.

Cautionary Statement

This press release contains statements that are forward-looking in nature, including statements regarding the completion of Brocade’s proposed acquisition of McDATA, the expected benefits of the acquisition,

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the financial and operational results of the acquisition and the tax treatment of the acquisition. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the risk that transaction does not close, including the risk that required stockholder and regulatory approvals for the acquisition may not be obtained; the possibility that expected synergies and cost savings will not be obtained; the difficulty of integrating the business, operations and employees of the two companies; as well as developments in the market for storage area networking and related products and services. Certain of these and other risks are set forth in more detail in the section entitled “Risk Factors” under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brocade’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2006 and in McDATA’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006. Neither Brocade nor McDATA assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade

Brocade delivers industry-leading platforms, solutions, and services for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of Storage Area Network (SAN) connectivity platforms as the foundation for shared storage in organizations of all sizes. In addition, the Brocade Tapestry™ family of IT infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their IT resources. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

About McDATA

McDATA is the leading provider of storage networking solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN, MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Brocade plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Brocade and McDATA plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Brocade, McDATA, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Brocade and McDATA through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Brocade by contacting Investor Relations at (408) 333-5767 or investor-relations@brocade.com or from McDATA by contacting Investor Relations (408) 567-5815 or investor_relations@mcdata.com.

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Brocade’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about February 24, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Brocade by contacting Brocade at Investor Relations at (408) 333-5767 or investor-relations@brocade.com.

McDATA and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McDATA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from McDATA by contacting McDATA at Investor Relations (408) 567-5815 or investor_relations@mcdata.com.